Exhibit 99.1

To the Holders of:
STRATS(SM) Trust for BellSouth Telecommunications Securities, Series 2003-1 Structured Repackaged Asset-Backed Trust Securities
*CUSIP: 784787 202 6.00% Class A-1 Certificates


U.S. Bank Trust National Association, as Trustee for the STRATS(SM) Trust for BellSouth Telecommunications Securities, Series 2003-1, hereby gives notice with respect to the Scheduled Distribution Date of November 15, 2005 (the "Distribution Date") as follows:

1. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Class A-1 Certificate, is as set forth below:

                              Principal      Interest      Total Distribution
            Class A-1       $  0.000000      $   0.75                $   0.75

2. The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

3. No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

4. $35,295,000 aggregate principal amount of BellSouth Telecommunications, Inc. Fifty Year 5.85% Debentures due November 15, 2045 (the Underlying Securities) are held for the above trust.

5. At the close of business on the Distribution Date, 1,376,505 Class A-1 Certificates representing $34,412,625.00 aggregate Certificate Principal Balance were outstanding.

6. The current rating of the Underlying Securities is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association,
as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.